As filed with the Securities and Exchange Commission on January 28, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Imperial Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0983695
(State of incorporation or organization)	(IRS Employer Identification No.)

2000 Avenue of the Stars 9th Floor, South Tower Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.01 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162614

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Class A Common Stock, par value $0.01 per share, of Imperial Capital Group, Inc. (the “Company”), reference is made to the information set forth in the section titled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-162614) initially filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2009, as well as any amendments to such Registration Statement and including any prospectus that constitutes part of the Registration Statement and is filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any and all reports filed with the SEC for the purpose of updating such description, each of which is incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on the New York Stock Exchange, Inc., and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMPERIAL CAPITAL GROUP, INC.

By:	/S/ JASON W. REESE
Name:	Jason W. Reese
Title:	Chief Executive Officer

Date: January 28, 2010